UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

New 8.625% Senior Secured Notes

In connection with the previously disclosed exchange offers (the “Exchange Offers”) by Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Company,” “we,” “us,” or “our”), to exchange any and all of its outstanding 7.375% Senior Secured Notes due 2025 and 9.250% Senior Secured Notes due 2025 for a combination of cash and Sabre GLBL’s new 8.625% Senior Secured Notes due 2027 (the “8.625% Senior Secured Notes”), on September 7, 2023, Sabre GLBL, Sabre Holdings Corporation (“Holdings”) and certain of Sabre GLBL’s subsidiaries, as guarantors (collectively, with Holdings, the “Guarantors”), and Computershare Trust Company, N.A. (“Computershare”), as trustee and collateral agent, entered into an indenture (the “8.625% Secured Notes Indenture”) governing Sabre GLBL’s newly issued 8.625% Senior Secured Notes. The 8.625% Senior Secured Notes were issued in an aggregate principal amount of approximately $853 million, will pay interest semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2024, at a rate of 8.625% per year, and will mature on June 1, 2027.

Sabre GLBL will not receive any cash proceeds from the Exchange Offers and will not incur additional indebtedness in excess of the aggregate principal amount of Existing Notes that are exchanged in the Exchange Offers.

The 8.625% Senior Secured Notes are jointly and severally, irrevocably and unconditionally guaranteed by Holdings and all of Sabre GLBL’s restricted subsidiaries that guarantee (i) Sabre GLBL’s credit facility, which is governed by the Amended and Restated Credit Agreement, dated as of February 19, 2013, among Sabre GLBL, Holdings, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and Bank of America, N.A. as successor administrative agent, as subsequently amended and supplemented from time to time (the “Senior Credit Facilities”) and (ii) Sabre GLBL’s First Lien Pari Passu Credit Agreement, dated as of June 13, 2023, among Sabre GLBL, Holdings, Sabre Financial Borrower, LLC, as lender, and Wilmington Trust, National Association, as administrative agent (the “Pari Passu Facility”). In addition, each future direct and indirect restricted subsidiary of Sabre GLBL that guarantees indebtedness under the Credit Facility, the Pari Passu Facility, any additional first lien obligations, any junior lien obligations or any capital markets debt securities of Sabre GLBL or a guarantor, will guarantee the 8.625% Senior Secured Notes. The Credit Facility and the Pari Passu Facility currently require, subject to certain exceptions (including unrestricted subsidiaries and securitization subsidiaries), newly formed or acquired domestic wholly-owned subsidiaries to guarantee the obligations thereunder. None of the 8.625% Senior Secured Notes, the Credit Facility or the Pari Passu Facility will be guaranteed by any of Sabre GLBL’s foreign subsidiaries or unrestricted subsidiaries.

The 8.625% Senior Secured Notes and the guarantees (i) are general senior secured obligations of Sabre GLBL and each Guarantor, (ii) rank equally in right of payment to all existing and future unsubordinated indebtedness of Sabre GLBL or Guarantor (including the Senior Credit Facilities, the Pari Passu Facility, Sabre GLBL’s 11.250% senior secured notes due 2027 issued on December 6, 2022 (the “11.250% Senior Secured Notes”) and Sabre GLBL’s 9.250% senior secured notes due 2025 issued on April 17, 2020 (the “9.250% Senior Secured Notes”) and 7.375% senior secured notes due 2025 issued on August 27, 2020 (the “7.375% Senior Secured Notes” and, together with the 11.250% Senior Secured Notes and 9.250% Senior Secured Notes, the “Secured Notes”) that remain outstanding after the Exchange Offers), as applicable, (iii) rank effectively senior to all unsecured indebtedness of Sabre GLBL or Guarantor, as applicable, to the extent of the value of the collateral securing the 8.625% Senior Secured Notes, which it shares pari passu with Sabre GLBL’s Senior Credit Facilities, the Pari Passu Facility and the Secured Notes, (iv) are structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of Sabre GLBL or Guarantor, as applicable, that do not guarantee the 8.625% Senior Secured Notes, (v) are structurally subordinated to other secured indebtedness of Sabre GLBL or its subsidiaries (including the term loan credit agreement dated as of June 13, 2023, among Sabre Financial Borrower, LLC, as borrower, Sabre Financing Holdings, LLC, as holdings, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto) that is secured by collateral that does not secure the Secured Notes, to the extent of the value of such collateral and (vi) are senior in right of payment to all existing and future subordinated indebtedness of Sabre GLBL or Guarantor, as applicable. Upon the occurrence of specific kinds of changes of control, the holders of the 8.625% Senior Secured Notes will have the right to cause Sabre GLBL to repurchase some or all of the 8.625% Senior Secured Notes at 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The 8.625% Senior Secured Notes will be subject to redemption on the terms and at the prices set forth in the 8.625% Secured Notes Indenture.

The 8.625% Secured Notes Indenture contains covenants that, among other things, limit Sabre GLBL’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock of subsidiaries;

•	pay dividends or make other distributions on, redeem, defease, repurchase or otherwise retire equity interests;

•	create liens on certain assets to secure debt;

•	make certain investments;

•	sell certain assets;

•	place restrictions on the ability of restricted subsidiaries to make payments to Sabre GLBL, Holdings or the Corporation;

•	consolidate, merge or sell all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions, limitations and qualifications. These covenants will be suspended, and shall not apply at any time during which the 8.625% Senior Secured Notes have been assigned an investment grade rating.

This description of the 8.625% Secured Notes Indenture and the 8.625% Senior Secured Notes does not purport to be complete and is qualified in its entirety by reference to the 8.625% Secured Notes Indenture and the form of the 8.625% Senior Secured Notes, which are attached to this Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Security Agreement

Sabre GLBL’s and the Guarantors’ obligations under the 8.625% Secured Notes Indenture are secured by first-priority liens on the same collateral securing, on a pari passu basis, the indebtedness owing under Sabre GLBL’s Senior Credit Facilities, the Pari Passu Facility and the Secured Notes, pursuant to certain security agreements and pledge agreements, as may be amended from time to time among Holdings, Sabre GLBL and certain of its restricted subsidiaries (collectively, the “Security Documents”), including a pledge and security agreement executed in connection with the entry into the 8.625% Secured Notes Indenture, on September 7, 2023, by and among Sabre GLBL, the Guarantors, and Computershare, as collateral agent (the “Security Agreement”).

The liens granted under the Security Documents constitute first-priority liens, subject to certain exceptions and permitted liens described therein, on:

•	all equity interests of Sabre GLBL, held by Holdings;

•

substantially all personal property of Sabre GLBL and the Guarantors, subject to certain exceptions (including, without limitation, exceptions for real property leases and immaterial real property; motor vehicles; with respect to perfection by control, deposit and securities accounts; LC Assets (as defined in the 8.625% Secured Notes Indenture); assets subject to certain categories of permitted liens; all letter of credit rights; securitization assets; capital stock of unrestricted subsidiaries; certain capital stock of foreign subsidiaries; and assets subject to certain legal or contractual restrictions on assignment or granting of security interests);

•

substantially all the equity interests of any of Sabre GLBL’s restricted subsidiaries directly owned by Sabre GLBL or any subsidiary Guarantor (or, in the case of a foreign subsidiary, 65% of the equity interests directly owned by Sabre GLBL or a subsidiary Guarantor); and

•

mortgages on all material real property owned by Sabre GLBL or any subsidiary Guarantor, none of which existed on the issue date for the 8.625% Senior Secured Notes, except for, so long as such assets are not pledged to secure any other first lien obligations, Principal Domestic Properties and Domestic Subsidiaries, which include Headquarters and Headquarters SPV (each as defined in the 8.625% Secured Notes Indenture).

This description of the Security Documents, including the Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The 8.625% Secured Notes Indenture contains covenants that limit, among other things, Sabre GLBL’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the 8.625% Secured Notes Indenture, which is attached to this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 7, 2023, Sabre Corporation (“Sabre”) issued a press release announcing the settlement of the previously disclosed Exchange Offers by Sabre GLBL Inc in exchange for approximately $115 million in cash and the issuance of approximately $853 million in aggregate principal amount of 8.625% Senior Secured Notes. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 3, 2023, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023, and in our other filings with the SEC. We cannot guarantee future events, including outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of September 7, 2023 among Sabre GLBL Inc., each of the guarantors party thereto and Computershare Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 8.625% Senior Secured Notes due 2027.

10.1	Pledge and Security Agreement, dated as of September 7, 2023, among Sabre GLBL Inc., Sabre Holdings Corporation, the subsidiary guarantors party thereto and Computershare Trust Company, National Association, as collateral agent.

99.1	Press Release dated September 7, 2023.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023

Sabre Corporation

	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Executive Vice President and Chief Financial Officer